                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated October 25, 1996 (and to all references to our Firm) included in or made a part of this registration statement.


Los Angeles, California
January 17, 1997